UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2007

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2007, Vyteris, Inc. (formerly Vyteris Holdings (Nevada), Inc.) (the “Company”) entered into a product marketing agreement with Laboratory Corporation of America® Holdings (“LabCorp”®), headquartered in Burlington, North Carolina. The Product Marketing Agreement (the “Agreement”) sets forth the terms and conditions upon which LabCorp is granted marketing rights to the Company’s LidoSite® product (on an exclusive basis in specific target markets), under the LidoSite brand name. The target markets primarily consist of medical doctors' offices located within the United States. Phase I of the Agreement ends on May 31, 2008, with Phase II options (to include exclusive rights to Patient Service Centers) to begin June 1, 2008 or earlier based upon mutual agreement of the parties.

The Agreement excludes specific specialties; AMA listed dermatologists, rheumatologists, oncologists and orthopedic surgeons, ambulatory care centers and in-patient hospital segments. Also, under the Agreement, the Company retains the right to conduct the Company’s own sales and marketing activity with regard to the LidoSite product for the specialties and scenarios not covered by the Agreement and for geographic areas not covered by the Agreement.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is attached to this Current Report:

99.1 Press Release dated June 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vyteris, Inc.

Dated: June 11, 2007	By:	/s/ Timothy J. McIntyre
Timothy J. McIntyre
President and Chief Executive Officer